For Immediate Release
Contact:	Margie Morse	NASDAQ: FIBK
	Investor Relations Officer First Interstate BancSystem, Inc. (406) 255-5053 investor.relations@fib.com	www.FIBK.com

First Interstate BancSystem, Inc. Reports Second Quarter Earnings
and Closing of Cascade Bancorp Acquisition

Billings, MT - July 26, 2017 - First Interstate BancSystem, Inc. (NASDAQ: FIBK) reports second quarter 2017 net income of $21.9 million, or $0.45 per share. This compares to net income of $23.1 million, or $0.51 per share, during first quarter 2017, and $25.6 million, or $0.57 per share, during second quarter 2016.

Exclusive of non-core items, the Company's second quarter core net income was $28.2 million, or $0.59 per share, as compared to $23.6 million, or $0.52 per share, during first quarter 2017, and $23.2 million, or $0.52 per share, during second quarter 2016.

HIGHLIGHTS

•	Successful completion of the acquisition of Cascade Bancorp on May 30, 2017, one month ahead of schedule.

•	Net interest margin expansion of 11 basis points.

•	Net interest income increased $10.4 million, or 15.1%, quarter-over-quarter.

•	Strong non-interest income growth of $8.1 million, or 27.7%, quarter-over-quarter. Exclusive of the one-time gain on sale, non-interest income increased $4.6 million, or 15.9%, quarter-over-quarter.

•	Non-interest expense, exclusive of acquisition costs, increased $7.3 million, or 11.6% quarter-over-quarter.

•	Annualized organic loan growth of approximately 7%.

“We delivered a solid quarter highlighted by positive trends across most of our key metrics including stronger loan growth, higher mortgage banking revenue, an expanding net interest margin and stable core expense levels,” said Kevin P. Riley, President and Chief Executive Officer of First Interstate BancSystem, Inc. “Our performance benefited from the addition of Cascade Bancorp’s operations at the end of May. Through this merger, we have added a talented group of bankers and a loyal customer base. With our similar approach to community banking and shared values, we have had a smooth transition and we are excited about the opportunities to leverage our combined strength to enhance client and revenue growth in our new markets.
“We anticipate a continuation of our positive trends in the second half of the year. With the integration of Cascade proceeding as scheduled, we are on track to capture all of the synergies projected for this transaction by the end of the third quarter. We believe this will position us well to increase our earnings power in the fourth quarter and into 2018,” said Mr. Riley.

DIVIDEND DECLARATION
On July 20, 2017, the Company's board of directors declared a dividend of $.24 per common share, payable on August 11, 2017, to owners of record as of August 2, 2017. The dividend equates to a 2.56% annual yield based on the $37.54 average closing pricing of the Company's common stock during the second quarter 2017.

ACQUISITION

On November 17, 2016, the Company entered into an agreement and plan of merger (the "Agreement") to acquire all of the outstanding stock of Cascade Bancorp, parent company of Bank of the Cascades (BOTC), an Oregon-based community bank with 46 banking offices across Oregon, Idaho and Washington. The acquisition was completed on May 30, 2017, and the Company will merge Bank of the Cascades with its existing bank subsidiary, First Interstate Bank, on August 11, 2017.

Consideration for the acquisition totaled $534 million and consisted of cash of $145.6 million and the issuance of 11.3 million shares of the Company's Class A common stock valued at $34.30 per share, the closing price of the Company's Class A common stock as quoted on the NASDAQ stock exchange on the acquisition date. As of the acquisition date, Cascade Bancorp had total assets with fair values of $3.3 billion, total loans with fair values of $2.1 billion and deposits with fair values of
$2.7 billion. The Company has recorded the fair values of the assets and liabilities acquired from BOTC only provisionally, and will finalize the amounts in the coming months. In conjunction with the acquisition, the Company recorded provisional goodwill of $232 million and core deposit intangible assets of $47 million.

NET INTEREST INCOME

The Company's net interest income, on a fully taxable equivalent basis, increased $10.4 million, or 14.9%, to $80.4 million during second quarter 2017, as compared to $70.0 million during first quarter 2017, and increased $11.6 million, or 16.9%, from $68.7 million during second quarter 2016.

Net interest income was positively impacted this quarter by the recovery of previously charged-off interest of $2.1 million, compared to $413 thousand during first quarter 2017 and $133 thousand during the second quarter of 2016.

Interest accretion attributable to the fair valuation of acquired loans contributed $1.7 million of interest income during the second quarter of 2017, of which approximately $330 thousand was related to early payoffs. This compares to interest accretion of $1.2 million during the first quarter of 2017, of which, approximately $417 thousand was related to early payoffs, and interest accretion of $1.7 million during the second quarter of 2016, of which, approximately $779 thousand was due to early payoffs. The quarter-over-quarter increase in interest accretion attributable to the fair valuation of acquired loans is solely attributable to the BOTC portfolio.

The Company's net interest margin ratio increased to 3.60% during the second quarter of 2017, as compared to 3.49% during the first quarter of 2017. Exclusive of the impact of recovery of charged-off interest and the impact of interest accretion on acquired loans, the Company's core net interest margin ratio was 3.43 % this quarter compared to 3.41% during the first quarter of 2017 and 3.46% during the same quarter of 2016.

PROVISION FOR LOAN LOSSES

The Company recorded a provision for loan losses of $2.4 million during second quarter 2017, compared to $1.7 million during first quarter 2017, and $2.6 million during second quarter 2016. Fluctuations in the provision for loan losses reflect management's estimate of possible loan losses based upon evaluation of the borrowers' ability to repay, collateral value underlying loans, loan loss trends, and estimated effects of current economic conditions on our loan portfolio.

NON-INTEREST INCOME

Total non-interest income increased $8.1 million, or 27.7%, to $37.2 million during second quarter 2017, as compared to $29.1 million during first quarter 2017. Exclusive of the non-core litigation recovery of $3.8 million, total non-interest income increased $3.1 million from $34.1 million during second quarter 2016.

Second quarter increases, as compared to first quarter 2017, were partially attributable to a one-time gain of $3.4 million recognized on the sale of the custodial rights to all the Company's health savings accounts (HSA) held by First Interstate Bank. In total, the Company sold the custodial rights to HealthEquity for $6.5 million, of which $3.1 million was attributable to BOTC and considered a fair market value purchase accounting adjustment. Total health savings accounts of approximately $58 million will be transferred to HealthEquity during the third quarter of 2017.

Payment services revenues increased $1.8 million, or 21.1%, to $10.2 million during second quarter 2017, as compared to $8.4 million during first quarter 2017. $1.1 million, or 60%, of this growth was directly attributable to BOTC. Exclusive of the impact from BOTC, payment services revenues increased by 8% on a linked quarter basis and 5% over the same quarter last year. This increase in payment services revenue is attributable to increased debit card and credit card volume.

Mortgage banking revenues increased $1.1 million, or 16.7%, to $7.6 million during second quarter 2017, as compared to $6.5 million during first quarter 2017. $629 thousand, or 57%, of this growth was directly attributable to BOTC. During second quarter 2017, loans originated for home purchases accounted for approximately 79% of production versus 67% of production during the same period last year.

NON-INTEREST EXPENSE

Non-interest expense increased $16.7 million, or 26.2%, to $80.4 million during second quarter 2017. Included in non-interest expenses are $10.1 million of expenses related to the acquisition which the Company considers to be non-core. Exclusive of these non-core expenses, core non-interest expense was $70.3 million during the second quarter of 2017, compared to $63.0 million during first quarter 2017 and $63.8 million during second quarter 2016, with the increase primarily attributable to the BOTC transaction.

Salaries and wages expense increased $2.3 million, or 8.9%, to $28 million during second quarter 2017, as compared to $25.7 million during first quarter 2017. BOTC salaries and First Interstate Bank severance payments unrelated to the acquisition account for $2.1 million of this increase.

Core deposit intangible amortization expense increased $433 thousand, from $630 thousand during first quarter 2017, to $1.1 million during second quarter 2017 and increased $236 thousand from $827 thousand during second quarter 2016. The increase in amortization expense is directly attributable to the higher level of core deposit intangibles recorded as a result of the acquisition.

Other expenses increased $3.4 million, or 17.1%, to $23.4 million during second quarter 2017, as compared to $20 million during first quarter 2017, primarily due to normal fluctuations in operating expenses and the acquisition of BOTC.

BALANCE SHEET

As a result of the recent acquisition of BOTC, total loans increased $2.2 billion, or 39.9%, to $7.6 billion as of June 30, 2017, compared to $5.4 billion as of March 31, 2017. Exclusive of the acquisition and the disposition of $31.7 million of shared national credits acquired from BOTC, total loans grew organically $96.2 million or 1.8% from March 31, 2017.

Total real estate loans increased $1.7 billion, or 48.3%, to $5.1 billion as of June 30, 2017. Included in this portfolio, commercial real estate loans increased $1.0 billion, or 54.8%, to $2.8 billion as of June 30, 2017. Exclusive of the acquisition, total commercial real estate loans increased organically $38.8 million, or 2.1% quarter over quarter. Construction loans increased $215.8 million, or 46.4%, to $681.2 million as of June 30, 2017, from $465.4 million as of March 31, 2017. Exclusive of acquired BOTC loans, construction loans decreased $21.5 million, or 4.6%, quarter-over-quarter.

Indirect consumer loans increased $16.5 million, or 2.2%, to $779.0 million as of June 30 2017, from $762.5 million as of March 31, 2017, with all of the increase attributable to organic growth. The BOTC acquisition will provide the Company with the opportunity to expand this portfolio to clients in Washington, Oregon and Idaho.

Agriculture loans increased $23.6 million, or 18.8%, to $149.1 million as of June 30, 2017. Exclusive of the acquisition, total agriculture loans increased organically $22.9 million, or 18.3% quarter-over-quarter.

Goodwill and intangible assets, excluding mortgage servicing rights, increased $276.4 million, from $249.9 million as of March 31, 2017, to $526.3 million as of June 30, 2017. The increase is attributable to goodwill and core deposit intangibles acquired in the acquisition.

Total deposits increased $2.7 billion to $10.0 billion as of June 30, 2017, from $7.3 billion as of March 31, 2017, as a result of the acquisition. Exclusive of the $2.7 billion in deposits that were acquired as a result of the BOTC acquisition, deposits remained stable quarter-over-quarter. As of June 30, 2017, the mix of total deposits was 29% non-interest bearing demand, 28% interest bearing demand, 31% savings and 12% time, a slight shift from the prior quarter as BOTC deposit balances were more heavily weighted to non-interest bearing demand deposits.

CREDIT QUALITY

As of June 30, 2017 non-performing assets increased to $97.3 million, or 9.9%, compared to $88.5 million as of March 31, 2017. Non-accrual loans increased approximately $2.1 million, to $76.7 million as of June 30, 2017, as compared to $74.6 million during first quarter 2017 as a result of a commercial real estate loan and a commercial loan in Montana. Accruing loans past due 90 days or more increased $4.8 million, or over 100%, primarily due to the BOTC acquisition. Other real estate owned increased $1.9 million primarily as a result of a commercial property acquired from BOTC.

Criticized loans increased $46.1 million, or 12%, to $429.7 million as of June 30, 2017, from $383.6 million as of March 31, 2017 as a result of the BOTC acquisition. BOTC criticized loans of $62.0 million resulted in increases to special mention of $35 million, substandard of $23 million and doubtful of $4 million. First Interstate Bank criticized loans decreased by $16 million, mainly in the special mention and substandard categories.

Net loan charge-offs increased $1.2 million to $2.9 million during second quarter 2017, as compared to $1.7 million during first quarter 2017, and increased $0.8 million from $2.1 million from second quarter 2016. The Company's allowance for loan losses as a percentage of period end loans decreased from 1.41% as of March 31, 2017, to 1.00% as of June 30, 2017, as a result of higher loan balances from BOTC acquired loans, which were recorded at fair value in purchase accounting, with no corresponding allowance for loan losses. The provisional purchase accounting mark on the loans acquired in the BOTC transaction was $31.7 million.

NON-GAAP FINANCIAL MEASURES

In addition to results presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, this release contains certain non-GAAP financial measures that management uses to provide supplemental perspectives on capital adequacy, operating results, performance trends and financial condition. These non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies because other companies may not calculate these non-GAAP measures in the same manner. As a result, the usefulness of these measures to investors may be limited, and they should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP.

The Company adjusts certain capital adequacy measures to exclude intangible assets except mortgage servicing rights. Management believes these non-GAAP financial measures, which are intended to complement the capital ratios defined by banking regulators, are useful to investors in evaluating the Company's performance due to the importance that analysts place on these ratios and also allow investors to compare certain aspects of the Company's capitalization to other companies.

The Company also adjusts earnings and certain performance ratios to exclude certain non-core revenues and expenses, including investment securities net gains or losses, acquisition expenses consisting primarily of professional fees, and nonrecurring litigation expenses and recoveries. Management believes these non-GAAP financial measures are useful to investors in evaluating operating trends by excluding amounts which the Company views as unrelated to its normalized operations. These non-core income and expense adjustments may be presented before or net of estimated income tax expense.
In addition, the Company adjusts net income to exclude income tax expense and provision for loan losses. Management believes this non-GAAP financial measure is useful to investors in evaluating operating trends by excluding pre-tax amounts which the Company views as fluctuating widely based on economic conditions.

See the Non-GAAP Financial Measures table included herein for a reconciliation of the above described non-GAAP financial measures to their most directly comparable GAAP financial measures.

Cautionary Note Regarding Forward-Looking Statements and Factors that Could Affect Future Results

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. Any statements about our plans, objectives, expectations, strategies, beliefs, or future performance or events constitute forward-looking statements. Such statements are identified as those that include words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “may” or similar expressions. Forward-looking statements involve known and unknown risks, uncertainties, assumptions, estimates and other important factors that could cause actual results to differ materially from any results, performance or events expressed or implied by such forward-looking statements. The following factors, among others, may cause actual results to differ materially from current expectations in the forward-looking statements, including those set forth in this report: declining business and economic conditions, adverse economic conditions affecting Montana, Wyoming, South Dakota, Oregon, Washington and Idaho, lending risk, changes in interest rates, credit losses, adequacy of the allowance for loan losses, declining oil and gas prices, declining demand for coal, additional regulatory requirements now that our assets exceed $10 billion, failure to integrate or profitably operate acquired organizations, access to low-cost funding sources, impairment of goodwill, changes in accounting standards, dependence on the Company’s management team, ability to attract and retain qualified employees, governmental regulation and changes in regulatory, tax and accounting rules and interpretations, stringent capital requirements, future FDIC insurance premium increases, CFPB restrictions on our ability to originate and sell mortgage loans, failure of technology, cyber-security, unfavorable resolution of litigation, inability to meet liquidity requirements, environmental remediation and other costs, ineffective internal operational controls, competition, reliance on external vendors, soundness of other financial institutions, failure to effectively implement technology-driven products and services, inability of our bank subsidiary to pay dividends, risks associated with introducing new lines of business, products or services, implementation of new lines of business or net product or services offerings, successful completion of the merger and integration of Cascade Bancorp, uninsured nature of any investment in Class A and Class B common stock, volatility of Class A and Class B common stock, decline in market price of Class A common stock, litigation pertaining to fiduciary responsibilities, change in dividend policy, uninsured nature of any investment in Class A and Class B common stock, voting control of Class B stockholders, anti-takeover provisions, dilution as a result of future equity issuances, controlled company status, and subordination of common stock to Company debt.
These factors are not necessarily all of the factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made and we do not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Second Quarter 2017 Conference Call for Investors

First Interstate BancSystem, Inc. will host a conference call to discuss second quarter 2017 results at 11:00 a.m. Eastern Time (9:00 a.m. Mountain Time) on Thursday, July 27, 2017. The conference call will be accessible by telephone and through the Internet. Participants may join the call by dialing 1-877-507-0356 or by logging on to www.FIBK.com. The call will be recorded and made available for replay after 1:00 p.m. Eastern Time (11:00 a.m. Mountain Time) on July 27, 2017 through 9:00 a.m. Eastern Time (7:00 a.m. Mountain Time) on August 27, 2017, by dialing 1-877-344-7529 (using conference ID 10110142). The call will also be archived on our website, www.FIBK.com, for one year.

About First Interstate BancSystem, Inc.

First Interstate BancSystem, Inc. is a financial and bank holding company incorporated in 1971 and headquartered in Billings, Montana. The Company operates banking offices, including detached drive-up facilities, in communities across Montana, Wyoming, South Dakota, Washington, Oregon and Idaho. Through First Interstate Bank and Bank of the Cascades, the Company delivers a comprehensive range of banking products and services to individuals, businesses, municipalities and other entities throughout the Company's market areas.

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					% Change
(In thousands, except per share data)	June 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	2Q17 vs 1Q17	2Q17 vs 2Q16
Net interest income	$79,323	$68,893	$73,601	$70,581	$67,633	15.1%	17.3%
Net interest income on a fully-taxable equivalent ("FTE") basis	80,378	69,950	74,724	71,739	68,742	14.9	16.9
Provision for loan losses	2,355	1,730	1,078	2,363	2,550	36.1	(7.6)
Non-interest income:
Payment services revenues	10,225	8,445	8,716	9,019	8,648	21.1	18.2
Mortgage banking revenues	7,643	6,548	8,911	11,303	10,281	16.7	(25.7)
Wealth management revenues	5,084	5,013	5,724	4,995	5,166	1.4	(1.6)
Service charges on deposit accounts	5,060	4,350	4,645	4,692	4,626	16.3	9.4
Other service charges, commissions and fees	3,358	2,676	3,425	2,628	2,845	25.5	18.0
Total fee-based revenues	31,370	27,032	31,421	32,637	31,566	16.0	(0.6)
Investment securities gains (losses)	5	2	18	225	108	150.0	(95.4)
Other income	5,805	2,073	2,979	2,299	2,457	180.0	136.3
Non-core litigation recovery	—	—	400	—	3,750	NM	NM
Total non-interest income	37,180	29,107	34,818	35,161	37,881	27.7	(1.9)
Non-interest expense:
Salaries and wages	28,037	25,741	28,929	26,908	27,579	8.9	1.7
Employee benefits	9,811	9,616	8,908	8,610	8,066	2.0	21.6
Occupancy and equipment	7,919	7,062	6,823	6,811	6,744	12.1	17.4
Core deposit intangible amortization	1,063	630	898	875	827	68.7	28.5
Other expenses	23,402	19,987	22,557	20,994	20,411	17.1	14.7
Subtotal	70,232	63,036	68,115	64,198	63,627	11.4	10.4
Other real estate owned (income) expense	34	(48)	(153)	8	140	(170.8)	(75.7)
Acquisition expenses	10,133	705	1,624	1,197	—	1,337.3	NM
Total non-interest expense	80,399	63,693	69,586	65,403	63,767	26.2	26.1
Income before taxes	33,749	32,577	37,755	37,976	39,197	3.6	(13.9)
Income taxes	11,881	9,451	12,990	12,783	13,643	25.7	(12.9)
Net income	$21,868	$23,126	$24,765	$25,193	$25,554	(5.4)%	(14.4)%

Weighted-average basic shares outstanding	47,613	44,680	44,530	44,415	44,269	6.6%	7.6%
Weighted-average diluted shares outstanding	48,074	45,239	44,953	44,806	44,645	6.3	7.7
Earnings per share - basic	$0.46	$0.52	$0.56	$0.57	$0.58	(11.5)	(20.7)
Earnings per share - diluted	0.45	0.51	0.55	0.56	0.57	(11.8)	(21.1)

Core net income**	$28,167	$23,563	$25,516	$25,798	$23,154	19.5%	21.7%
Core pre-tax, pre-provision net income**	46,231	35,010	40,039	41,311	37,889	32.1	22.0
Core earnings per share - diluted**	0.59	0.52	0.57	0.58	0.52	13.5	13.5

NM - not meaningful
**Non-GAAP financial measure - see Non-GAAP Financial Measures included herein for a reconciliation of net income (GAAP) to core net income (non-GAAP) and core pre-tax, pre-provision net income (non-GAAP); and earnings per share - diluted (GAAP) to core earnings per share - diluted (non-GAAP).

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

						% Change
(In thousands, except per share data)	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	2Q17 vs 1Q17	2Q17 vs 2Q16
Assets:
Cash and cash equivalents	$919,775	$807,952	$782,023	$701,367	$476,051	13.8%	93.2%
Investment securities	2,609,636	2,148,559	2,124,468	2,072,273	2,061,828	21.5	26.6
Loans held for investment	7,525,590	5,376,542	5,416,750	5,462,936	5,340,189	40.0	40.9
Mortgage loans held for sale	30,383	23,237	61,794	67,979	73,053	30.8	(58.4)
Total loans	7,555,973	5,399,779	5,478,544	5,530,915	5,413,242	39.9	39.6
Less allowance for loan losses	75,701	76,231	76,214	81,235	80,340	(0.7)	(5.8)
Net loans	7,480,272	5,323,548	5,402,330	5,449,680	5,332,902	40.5	40.3
Premises and equipment	243,152	195,472	194,457	191,064	187,538	24.4	29.7
Goodwill and intangible assets (excluding mortgage servicing rights)	526,289	249,851	222,468	223,368	213,420	110.6	146.6
Company owned life insurance	257,538	199,262	198,116	197,070	189,524	29.2	35.9
Other real estate owned	11,286	9,428	10,019	9,447	7,908	19.7	42.7
Mortgage servicing rights	23,715	19,454	18,457	17,322	16,038	21.9	47.9
Other assets	164,679	107,708	111,557	112,256	120,167	52.9	37.0
Total assets	$12,236,342	$9,061,234	$9,063,895	$8,973,847	$8,605,376	35.0%	42.2%

Liabilities and stockholders' equity:
Deposits	$10,020,000	$7,300,179	$7,376,110	$7,328,581	$6,981,448	37.3%	43.5%
Securities sold under repurchase agreements	579,772	587,570	537,556	476,768	466,399	(1.3)	24.3
Long-term debt	43,017	27,994	27,970	27,949	27,928	53.7	54.0
Subordinated debentures held by subsidiary trusts	82,477	82,477	82,477	82,477	82,477	—	—
Other liabilities	105,698	61,418	57,189	75,568	81,999	72.1	28.9
Total liabilities	10,830,964	8,059,638	8,081,302	7,991,343	7,640,251	34.4	41.8
Stockholders' equity:
Common stock	685,289	297,173	296,071	293,960	290,366	130.6	136.0
Retained earnings	718,093	707,016	694,650	679,722	664,337	1.6	8.1
Accumulated other comprehensive income (loss)	1,996	(2,593)	(8,128)	8,822	10,422	(177.0)	(80.8)
Total stockholders' equity	1,405,378	1,001,596	982,593	982,504	965,125	40.3	45.6
Total liabilities and stockholders' equity	$12,236,342	$9,061,234	$9,063,895	$8,973,847	$8,605,376	35.0%	42.2%

Common shares outstanding at period end	56,445	45,144	44,926	44,880	44,746	25.0%	26.1%
Book value at period end	$24.90	$22.19	$21.87	$21.89	$21.57	12.2	15.4
Tangible book value at period end**	15.57	16.65	16.91	16.91	16.8	(6.5)	(7.3)

**Non-GAAP financial measure - see Non-GAAP Financial Measures included herein for a reconciliation of book value at period end (GAAP) to tangible book value at period end (non-GAAP).

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Loans and Deposits
(Unaudited)

						% Change
(In thousands)	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	2Q17 vs 1Q17	2Q17 vs 2Q16

Loans:
Real Estate:
Commercial real estate	$2,816,526	$1,819,654	$1,834,445	$1,843,120	$1,816,813	54.8%	55.0%
Construction:
Land acquisition and development	339,884	200,412	208,512	212,680	218,650	69.6	55.4
Residential	219,756	143,852	147,896	137,014	113,944	52.8	92.9
Commercial	121,605	121,154	125,589	128,154	117,643	0.4	3.4
Total construction	681,245	465,418	481,997	477,848	450,237	46.4	51.3
Residential real estate	1,466,014	1,004,045	1,027,393	1,047,150	1,030,593	46.0	42.2
Agricultural real estate	163,175	167,749	170,248	172,949	166,872	(2.7)	(2.2)
Total real estate	5,126,960	3,456,866	3,514,083	3,541,067	3,464,515	48.3	48.0
Consumer
Indirect	779,026	762,477	752,409	731,901	687,768	2.2	13.3
Other	175,737	145,443	148,087	153,624	153,185	20.8	14.7
Credit card	75,631	65,241	69,770	66,860	66,221	15.9	14.2
Total consumer	1,030,394	973,161	970,266	952,385	907,174	5.9	13.6
Commercial	1,210,869	817,841	797,942	814,392	824,962	48.1	46.8
Agricultural	149,129	125,492	132,858	152,800	139,892	18.8	6.6
Other	8,238	3,182	1,601	2,292	3,646	158.9	125.9
Loans held for investment	7,525,590	5,376,542	5,416,750	5,462,936	5,340,189	40.0	40.9
Loans held for sale	30,383	23,237	61,794	67,979	73,053	30.8	(58.4)
Total loans	$7,555,973	$5,399,779	$5,478,544	$5,530,915	$5,413,242	39.9%	39.6%

Deposits:
Non-interest bearing	$2,897,813	$1,840,647	$1,906,257	$1,965,872	$1,783,609	57.4%	62.5%
Interest bearing:
Demand	2,853,362	2,266,017	2,276,494	2,174,443	2,107,950	25.9	35.4
Savings	3,066,036	2,192,679	2,141,761	2,095,678	2,003,343	39.8	53.0
Time, $100 and over	469,556	425,870	461,368	485,253	479,077	10.3	(2.0)
Time, other	733,233	574,966	590,230	607,335	607,469	27.5	20.7
Total interest bearing	7,122,187	5,459,532	5,469,853	5,362,709	5,197,839	30.5	37.0
Total deposits	$10,020,000	$7,300,179	$7,376,110	$7,328,581	$6,981,448	37.3%	43.5%

Total core deposits(1)	$9,550,444	$6,874,309	$6,914,742	$6,843,328	$6,502,371	38.9%	46.9%

(1) Core deposits are defined as total deposits less time deposits, $100 and over

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Credit Quality
(Unaudited)

						% Change
(In thousands)	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016	2Q17 vs 1Q17	2Q17 vs 2Q16

Allowance for Loan Losses:
Allowance for loan losses	$75,701	$76,231	$76,214	$81,235	$80,340	(0.7)%	(5.8)%
As a percentage of period-end loans	1.00%	1.41%	1.39%	1.47%	1.48%

Net charge-offs during quarter	$2,883	$1,713	$6,099	$1,468	$2,134	68.3%	35.1%
Annualized as a percentage of average loans	0.19%	0.13%	0.44%	0.11%	0.16%

Non-Performing Assets:
Non-accrual loans	$76,687	$74,580	$72,793	$71,469	$74,311	2.8%	3.2%
Accruing loans past due 90 days or more	9,362	4,527	3,789	8,131	4,454	106.8	110.2
Total non-performing loans	86,049	79,107	76,582	79,600	78,765	8.8	9.2
Other real estate owned	11,286	9,428	10,019	9,447	7,908	19.7	42.7
Total non-performing assets	$97,335	$88,535	$86,601	$89,047	$86,673	9.9%	12.3%

Non-performing assets as a percentage of:
Total loans and OREO	1.29%	1.64%	1.58%	1.61%	1.60%
Total assets	0.80	0.98	0.96	0.99	1.01

Accruing Loans 30-89 Days Past Due	$44,554	$33,996	$35,407	$32,439	$25,048	31.1%	77.9%
Accruing TDRs	14,956	16,379	22,343	17,163	16,408	(8.7)	(8.8)

Criticized Loans:
Special Mention	$163,076	$144,806	$163,581	$152,868	$142,560	12.6%	14.4%
Substandard	222,411	200,347	172,325	175,555	176,021	11.0	26.4
Doubtful	44,189	38,409	36,336	41,540	41,344	15.0	6.9
Total	$429,676	$383,562	$372,242	$369,963	$359,925	12.0%	19.4%

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Selected Ratios - Annualized
(Unaudited)

	Jun 30, 2017		Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016

Annualized Financial Ratios (GAAP)
Return on average assets	0.88%		1.05%	1.09%	1.15%	1.20%
Return on average common equity	7.68		9.48	9.95	10.30	10.83
Yield on average earning assets	3.89		3.77	3.84	3.80	3.78
Cost of average interest bearing liabilities	0.40		0.37	0.30	0.30	0.30
Interest rate spread	3.49		3.40	3.54	3.50	3.48
Net interest margin ratio	3.60		3.49	3.62	3.58	3.55
Efficiency ratio	69.01		64.99	64.18	61.85	60.43
Loan to deposit ratio	75.41		73.97	74.27	75.47	77.54

Annualized Financial Ratios - Operating** (Non-GAAP)
Core return on average assets	1.13%		1.07%	1.13%	1.17%	1.09%
Core return on average common equity	9.90		9.66	10.25	10.55	9.81
Core efficiency ratio	58.84		63.00	61.60	59.36	61.11
Return on average tangible common equity	10.97		12.54	12.84	13.22	13.98
Tangible common stockholders' equity to tangible assets	7.51		8.53	8.59	8.68	8.96

Consolidated Capital Ratios:
Total risk-based capital to total risk-weighted assets	12.48%	*	14.94%	15.13%	14.87%	15.03%
Tier 1 risk-based capital to total risk-weighted assets	11.61	*	13.75	13.89	13.56	13.72
Tier 1 common capital to total risk-weighted assets	10.68	*	12.50	12.65	12.32	12.45
Leverage Ratio	10.58	*	10.09	10.11	10.22	10.35

*Preliminary estimate - may be subject to change.
**Non-GAAP financial measures - see Non-GAAP Financial Measures included herein for a reconciliation of return on average assets, return on average common equity and efficiency ratio (GAAP) to core return on average assets, core return on average common equity, return on average tangible common equity, core efficiency ratio and tangible common stockholders' equity to tangible assets (non-GAAP).

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Average Balance Sheets
(Unaudited)

	Three Months Ended
	June 30, 2017			March 31, 2017			June 30, 2016
(In thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Interest earning assets:
Loans (1) (2)	$6,128,867	$74,502	4.88%	$5,420,245	$64,329	4.81%	$5,324,812	$63,248	4.78%
Investment securities (2)	2,285,759	11,086	1.95%	2,107,897	9,971	1.92	2,095,347	9,335	1.79
Interest bearing deposits in banks	547,769	1,333	0.98%	596,909	1,212	0.82	359,807	482	0.54
Federal funds sold	1,232	3	0.98%	678	2	1.20	1,888	3	0.64
Total interest earnings assets	8,963,627	86,924	3.89%	8,125,729	75,514	3.77%	7,781,854	73,068	3.78%
Non-earning assets	1,012,197			808,198			756,723
Total assets	$9,975,824			$8,933,927			$8,538,577
Interest bearing liabilities:
Demand deposits	$2,434,668	$1,318	0.22%	$2,231,310	$998	0.18%	$2,133,509	$514	0.10%
Savings deposits	2,463,514	1,872	0.30%	2,167,230	1,298	0.24	1,983,262	652	0.13
Time deposits	1,061,495	1,821	0.69%	1,025,852	1,822	0.72	1,097,448	1,942	0.71
Repurchase agreements	565,696	271	0.19%	559,641	248	0.18	470,264	92	0.08
Other borrowed funds	31	—	—%	8	—	—	12	—	—
Long-term debt	28,148	481	6.85%	27,960	453	6.57	27,896	451	6.50
Subordinated debentures held by subsidiary trusts	82,477	783	3.81%	82,477	745	3.66	82,477	675	3.29
Total interest bearing liabilities	6,636,029	6,546	0.40%	6,094,478	5,564	0.37%	5,794,868	4,326	0.30%
Non-interest bearing deposits	2,131,080			1,802,391			1,738,008
Other non-interest bearing liabilities	67,288			48,014			56,864
Stockholders’ equity	1,141,427			989,044			948,837
Total liabilities and stockholders’ equity	$9,975,824			$8,933,927			$8,538,577
Net FTE interest income		$80,378			69,950			$68,742
Less FTE adjustments (2)		(1,055)			(1,057)			(1,109)
Net interest income from consolidated statements of income		$79,323			$68,893			$67,633
Interest rate spread			3.49%			3.40%			3.48%
Net FTE interest margin (3)			3.60%			3.49%			3.55%
Cost of funds, including non-interest bearing demand deposits (4)			0.30%			0.29%			0.23%

(1)	Average loan balances include non-accrual loans. Interest income on loans includes amortization of deferred loan fees net of deferred loan costs, which is not material.

(2)	Interest income and average rates for tax exempt loans and securities are presented on an FTE basis.

(3)
Net FTE interest margin during the period equals the difference between annualized interest income on interest earning assets and the annualized interest expense on interest bearing liabilities, divided by average interest earning assets for the period.

(4)	Calculated by dividing total annualized interest on interest bearing liabilities by the sum of total interest bearing liabilities plus non-interest bearing deposits.

IRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Average Balance Sheets
(Unaudited)

	Six Months Ended
	June 30, 2017			June 30, 2016
(In thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Interest earning assets:
Loans (1) (2)	$5,776,514	$138,831	4.85%	$5,273,859	$126,618	4.83%
Investment securities (2)	2,197,319	21,057	1.93%	2,101,662	18,760	1.80
Interest bearing deposits in banks	572,203	2,545	0.90%	433,323	1,127	0.52
Federal funds sold	957	5	1.05%	1,590	5	0.63
Total interest earnings assets	8,546,993	162,438	3.83%	7,810,434	146,510	3.77%
Non-earning assets	910,761			755,849
Total assets	$9,457,754			$8,566,283
Interest bearing liabilities:
Demand deposits	$2,333,551	$2,316	0.20%	$2,140,520	$1,072	0.10%
Savings deposits	2,316,191	3,170	0.28%	1,984,247	1,302	0.13
Time deposits	1,043,772	3,643	0.70%	1,107,748	3,962	0.72
Repurchase agreements	562,686	520	0.19%	473,736	182	0.08
Other borrowed funds	19	—	—%	10	—	—
Long-term debt	28,055	934	6.71%	28,513	900	6.35
Subordinated debentures held by subsidiary trusts	82,477	1,527	3.73%	82,477	1,338	3.26
Total interest bearing liabilities	6,366,751	12,110	0.38%	5,817,251	8,756	0.30%
Non-interest bearing deposits	1,967,644			1,746,762
Other non-interest bearing liabilities	57,703			57,004
Stockholders’ equity	1,065,656			945,266
Total liabilities and stockholders’ equity	$9,457,754			$8,566,283
Net FTE interest income		$150,328			137,754
Less FTE adjustments (2)		(2,112)			(2,171)
Net interest income from consolidated statements of income		$148,216			$135,583
Interest rate spread			3.45%			3.47%
Net FTE interest margin (3)			3.55%			3.55%
Cost of funds, including non-interest bearing demand deposits (4)			0.29%			0.23%

(1)	Average loan balances include non-accrual loans. Interest income on loans includes amortization of deferred loan fees net of deferred loan costs, which is not material.

(2)	Interest income and average rates for tax exempt loans and securities are presented on an FTE basis.

(3)
Net FTE interest margin during the period equals the difference between annualized interest income on interest earning assets and the annualized interest expense on interest bearing liabilities, divided by average interest earning assets for the period.

(4)	Calculated by dividing total annualized interest on interest bearing liabilities by the sum of total interest bearing liabilities plus non-interest bearing deposits.

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)

		As Of or For the Quarter Ended
(In thousands, except per share data)		Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016

Net income (GAAP)	(A)	$21,868	$23,126	$24,765	$25,193	$25,554
Adj: investment securities (gains) losses, net		(5)	(2)	(18)	(225)	(108)
Plus: acquisition & nonrecurring litigation expenses		10,132	705	1,624	1,197	—
Less: nonrecurring litigation recovery		—	—	(400)	—	(3,750)
Adj: income tax (benefit) expense		(3,828)	(266)	(455)	(367)	1,458
Total core net income (Non-GAAP)	(B)	$28,167	$23,563	$25,516	$25,798	$23,154

Net income (GAAP)		$21,868	$23,126	$24,765	$25,193	$25,554
Add back: income tax expense		11,881	9,451	12,990	12,783	13,643
Add back: provision for loan losses		2,355	1,730	1,078	2,363	2,550
Adj: investment securities (gains) losses, net		(5)	(2)	(18)	(225)	(108)
Add back: acquisition & nonrecurring litigation expenses		10,132	705	1,624	1,197	—
Subtract: nonrecurring litigation recovery		—	—	(400)	—	(3,750)
Core pre-tax, pre-provision net income (Non-GAAP)		$46,231	$35,010	$40,039	$41,311	$37,889

Weighted-average diluted shares outstanding	(C)	48,074	45,239	44,953	44,806	44,645
Earnings per share - diluted (GAAP)	(A)/(C)	$0.45	$0.51	$0.55	$0.56	$0.57
Core earnings per share - diluted (Non-GAAP)	(B)/(C)	0.59	0.52	0.57	0.58	0.52

Total non-interest income (GAAP)	(D)	$37,180	$29,107	$34,818	$35,161	$37,881
Adj: investment securities (gains) losses, net		(5)	(2)	(18)	(225)	(108)
Adj: nonrecurring litigation recovery		—	—	(400)	—	(3,750)
Total core non-interest income (Non-GAAP)		37,175	29,105	34,400	34,936	34,023
Net interest income (GAAP)	(E)	79,323	68,893	73,601	70,581	67,633
Total core revenue (Non-GAAP)		116,498	97,998	108,001	105,517	101,656
Add: FTE adjustments		1,055	1,057	1,123	1,158	1,109
Total core revenue for core efficiency ratio (Non-GAAP)	(F)	$117,553	$99,055	$109,124	$106,675	$102,765

Total non-interest expense (GAAP)	(G)	$80,399	$63,693	$69,586	$65,403	$63,767
Less: acquisition & nonrecurring litigation expenses		(10,132)	(705)	(1,624)	(1,197)	—
Core non-interest expense (Non-GAAP)		70,267	62,988	67,962	64,206	63,767
Less: amortization of core deposit intangible		(1,063)	(630)	(898)	(875)	(827)
Adj: OREO (expense) income		(34)	48	153	(8)	(140)
Non-interest expense for core efficiency ratio (Non-GAAP)	(H)	$69,170	$62,406	$67,217	$63,323	$62,800

Efficiency ratio (GAAP)	(G)/[(D)+(E)]	69.01%	64.99%	64.18%	61.85%	60.43%
Core efficiency ratio (Non-GAAP)	(H)/(F)	58.84	63.00	61.60	59.36	61.11

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Non-GAAP Financial Measures - Continued
(Unaudited)

		As Of or For the Quarter Ended
(In thousands, except per share data)		Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016

Annualized net income	(I)	$87,712	$93,789	$98,522	$100,224	$102,778
Annualized core net income	(J)	112,978	95,561	101,505	102,631	93,125
Total quarterly average assets	(K)	9,975,824	8,933,927	9,016,101	8,745,473	8,538,577

Return on average assets (GAAP)	(I)/(K)	0.88%	1.05%	1.09%	1.15%	1.20%
Core return on average assets (Non-GAAP)	(J)/(K)	1.13	1.07	1.13	1.17	1.09

Total quarterly average stockholders' equity (GAAP)	(L)	$1,141,427	$989,044	$990,056	$973,134	$948,837
Less: average goodwill and other intangible assets (excluding mortgage servicing rights)		(341,603)	(240,902)	(223,013)	(215,130)	(213,911)
Average tangible common stockholders' equity (Non-GAAP)	(M)	$799,824	$748,142	$767,043	$758,004	$734,926

Total stockholders' equity, period-end (GAAP)	(N)	$1,405,378	$1,001,596	$982,364	$982,504	$965,125
Less: goodwill and other intangible assets (excluding mortgage servicing rights)		(526,289)	(249,851)	(222,468)	(223,368)	(213,420)
Total tangible common stockholders' equity (Non-GAAP)	(O)	$879,089	$751,745	$759,896	$759,136	$751,705

Return on average common equity (GAAP)	(I)/(L)	7.68%	9.48%	9.95%	10.30%	10.83%
Core return on average common equity (Non-GAAP)	(J)/(L)	9.90	9.66	10.25	10.55	9.81
Return on average tangible common equity (Non-GAAP)	(I)/(M)	10.97	12.54	12.84	13.22	13.98

Total assets (GAAP)	(P)	$12,236,351	$9,061,234	$9,063,895	8,973,847	8,605,376
Less: goodwill and other intangible assets (excluding mortgage servicing rights)		(526,289)	(249,851)	(222,468)	(223,368)	(213,420)
Tangible assets (Non-GAAP)	(Q)	$11,710,062	$8,811,383	$8,841,427	$8,750,479	$8,391,956

Total common shares outstanding, period end	(R)	56,445	45,144	44,926	44,880	44,746

Book value per share, period end (GAAP)	(N)/(R)	$24.90	$22.19	$21.87	$21.89	$21.57
Tangible book value per share, period-end (Non-GAAP)	(O)/(R)	15.57	16.65	16.91	16.91	16.80
Average common stockholders' equity to average assets (GAAP)	(L)/(K)	11.44%	11.07%	10.98%	11.13%	11.11%
Tangible common stockholders' equity to tangible assets (Non-GAAP)	(O)/(Q)	7.51	8.53	8.59	8.68	8.96

First Interstate BancSystem, Inc.
P.O. Box 30918     Billings, Montana 59116     (406) 255-5390
www.FIBK.com